SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             JUSTIN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                  Texas                                        75-0102185
     (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                      Identification No.)

2821 W. Seventh Street, Fort Worth, Texas                        76107
 (Address of Principal Executive Offices)                      (Zip Code)


              JUSTIN INDUSTRIES, INC. EMPLOYEE STOCK OWNERSHIP PLAN
                            (Full Title of the Plan)


                                Richard J. Savitz
                             Vice President-Finance
                             Justin Industries, Inc.
                             2821 W. Seventh Street
                             Fort Worth, Texas 76107
                     (Name and address of agent for service)

                                 (817) 336-5125
          (Telephone number, including area code, of agent for service)

                              ____________________


                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                       Proposed       Proposed
                                       maximum        maximum
                       Amount to be    offering      aggregate        Amount of
 Title of securities    registered     price per      offering      registration
  to be registered        (1)(2)       share (3)     price (3)         fee (3)
 ------------------- --------------   ------------  --------------  ------------
  Common Stock, par     6,000,000       $15.125      $90,750,000     $31,293.10
    value $2.50
 ------------------- --------------   ------------  --------------  ------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares of Common Stock being registered consist of shares to be acquired by the plan for the account of participants.

(3) Calculated pursuant to rule 457(c) and (h), based on the average of the high and low prices for the Common Stock as reported on the NASDAQ National Market System for March 17, 1994.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents, which are on file with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

     (a) the Registrant's annual report on Form 10-K, dated March 24, 1993, for the fiscal year ended December 31, 1992;

     (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1993, June 30, 1993, and September 30, 1993;

     (c) the description of the Registrant's Common Stock as contained in the Company's registration statement on Form 10 dated April 24, 1968, as amended by Amendment No. 1 to Form 10 on Form 8 dated April 27, 1993; and

     (d) the description of the Registrant's Common Stock Purchase Rights contained in the Company's registration statement on Form 8-A dated October 6, 1989, as amended by Amendment No. 1 to Form 8-A dated October 4, 1990.

     All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the registration statement which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Legal matters in connection with the Common Stock being offered hereunder have been passed upon for the Registrant by Kelly, Hart & Hallman, a professional corporation. Dee J. Kelly, a director of the Company, is a shareholder and director of such law firm. Mr. Kelly owns 115,665 shares of the Company's Common Stock of record and beneficially; 88,277 shares are owned by the Dee Kelly Corporation with respect to which Mr. Kelly disclaims beneficial ownership of 30% or 26,483 shares by virtue of the equity interest of Mr. Kelly's three children in this corporation; and 17,900 shares are owned by Kelly Group Investors (a partnership) of which Mr. Kelly disclaims beneficial ownership of approximately 58% or 10,341 shares because of the percentage of this partnership owned by his three children.

Item 6. Indemnification of Directors and Officers.

     Article 2.02A(16) of the Texas Business Corporation Act, as amended (the "TBCA"), empowers the Registrant to indemnify its directors, officers, employees and agents in a variety of circumstances and to purchase and maintain liability insurance for those persons, but only to the extent permitted by Article 2.02-1 of the TBCA. Article 2.02-1 of the TBCA, in turn, provides that a corporation may indemnify any person who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative because the person is or was a director of the Registrant or is or was serving at its request in the same or another capacity in another corporation or business association against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined: (i) that the person conducted himself in good faith, (ii) that the person reasonably believed his conduct, with respect to his official capacity, was in the best interests of the Registrant and (iii) in the case of any criminal proceeding, that the person had no reasonable cause to believe his conduct was unlawful.

     The Registrant's Articles of Incorporation, as amended, contain a provision that limits directors' liability. The provision eliminates, to the fullest extent permitted by the TBCA, the Texas Miscellaneous Corporation Laws Act or other applicable laws, a director's liability to the Registrant or its shareholders for monetary damages for an act or omission in the director's capacity as a director. The TBCA provides that this provision may not eliminate a director's liability to the extent the director is found liable for (i) a breach of the director's duty or loyalty to the Registrant or its shareholders,
(ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Registrant or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of a director is expressly provided by applicable statute. The provision of the Articles of Incorporation does not limit liability of officers or of directors acting in their capacities as officers.

     The Registrant's bylaws provide that the Registrant must indemnify directors and officers against liabilities incurred in their capacities as such. These provisions (i) require that such indemnification be provided, making indemnification mandatory where, under the TBCA, it would otherwise be discretionary and (ii) require advancement of expenses incurred in defending a proceeding if the director or officer seeking such advances provides an undertaking to repay all amounts so advanced if it ultimately is determined that he is not entitled to be indemnified.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

    4.1    Articles of Incorporation of the Registrant, as amended on April 27,
           1993

    4.2 By-Laws of the Registrant, as amended (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 7, 1990)

    4.3 Rights Agreement dated as of October 6, 1989 between the Registrant and Team Bank, N.A., as Rights Agent (incorporated by reference to the Registrant's Registration Statement on Form 8-A dated October 6,
           1989)

    4.4 First Amendment to Rights Agreement dated as of October 4, 1990 between the Registrant and Society National Bank, as successor Rights Agent (incorporated by reference to the Registrant's Amendment No. 1 on Form 8 to Registration Statement on Form 8-A dated October 4, 1990)

    5      Opinion of Kelly, Hart & Hallman

   23.1    Consent of Ernst & Young

   23.2    Consent of Kelly, Hart & Hallman (included in their opinion filed as
           Exhibit 5)

   24 Powers of Attorney (included on the signature page of this registration statement)

   99.1 Justin Industries, Inc. Employee Stock Ownership Plan, Restated as of January 1, 1989

   99.2 Trust Agreement dated as of September 23, 1987 between the Registrant and Texas Commerce Bank-Fort Worth, as Trustee

     In lieu of the opinion of counsel or determination letter contemplated by
Item 601(b)(5) of Regulation S-K, the registrant hereby confirms that it has submitted the plan being registered and undertakes that it will submit all amendments thereto to the Internal Revenue Service (IRS) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify such plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

     The consolidated financial statements and financial statement schedules of the Company appearing (or incorporated by reference) in the Company's Annual Report (Form 10-K) for the year ended December 31, 1992, have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon included therein (or incorporated by reference) and incorporated herein by reference. Such financial statements and financial statement schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on March 18, 1994.

                                        JUSTIN INDUSTRIES, INC.

                                   By:  /S/ JOHN JUSTIN
                                        John Justin
                                        Chairman of the Board and
                                        Chief Executive Officer
                                        March 18, 1994

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints John Justin, J. T. Dickenson and Richard J. Savitz, and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments to this registration statement as such attorney-in-fact may deem necessary or appropriate.


 /S/ JOHN JUSTIN                               /S/ ROBERT E. GLAZE
 John Justin                                   Robert E. Glaze
 Chairman of the Board and Chief               Director, March 18, 1994
 Executive Officer
 March 18, 1994


 /S/ J. T. DICKENSON                           /S/ DEE J. KELLY
 J. T. Dickenson                               Dee J. Kelly
 Director, President and Chief                 Director, March 18, 1994
 Operating Officer
 March 18, 1994


 /S/ RICHARD J. SAVITZ                         /S/ JOSEPH R. MUSOLINO
 Richard J. Savitz                             Joseph R. Musolino
 Vice President-Finance, Principal             Director, March 18, 1994
 Financial and Accounting Officer
 March 18, 1994


 /S/ BAYARD H. FRIEDMAN                        /S/ JOHN V. ROACH
 Bayard H. Friedman                            John V. Roach
 Director, March 18, 1994                      Director, March 18, 1994



 /S/ MARVIN GEARHART                           /S/ WILLIAM E. TUCKER
 Marvin Gearhart                               William E. Tucker
 Director, March 18, 1994                      Director, March 18, 1994


     The Plan.   Pursuant to the requirements of the Securities Act of 1933, the plan being registered has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on March 18, 1994. The person whose signature appears below hereby authorizes and appoints John Justin, J. T. Dickenson and Richard J. Savitz, and each of them, any one of whom may act without the joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments to this registration statement as such attorney-in-fact may deem necessary or appropriate.

                                  JUSTIN INDUSTRIES, INC. EMPLOYEE
                                  STOCK OWNERSHIP PLAN


                                  By:  /S/ JON BENNETT
                                       Jon Bennett, Plan Administrator


                             JUSTIN INDUSTRIES, INC.

                                INDEX TO EXHIBITS

Exhibit
  No.                           Description                             Page

  4.1 Articles of Incorporation of the Registrant, as amended on April 27, 1993

  4.2 By-Laws of the Registrant, as amended (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 7, 1990)

  4.3 Rights Agreement dated as of October 6, 1989 between the Registrant and Team Bank, N.A., as Rights Agent
          (incorporated by reference to the Registrant's registration statement on Form 8-A dated October 10, 1989)

  4.4 First Amendment to Rights Agreement dated as of October 4, 1990 between the Registrant and Society National Bank, as successor Rights Agent (incorporated by reference to the Registrant's Amendment No. 1 on Form 8 to Registration Statement on Form 8-A dated October 4, 1990)

  5       Opinion of Kelly, Hart & Hallman

 23.1     Consent of Ernst & Young

 23.2 Consent of Kelly, Hart & Hallman (included in their opinion filed as Exhibit 5)

 24 Powers of Attorney (included on the signature page of this registration statement)

 99.1     Justin Industries, Inc. Employee Stock Ownership Plan,
          Restated as of January 1, 1989

 99.2 Trust Agreement dated as of September 23, 1987 between the Registrant and Texas Commerce Bank-Fort Worth, as Trustee